Exhibit 32(a)
Certification by the Chief Executive Officer Relating to
the Annual Report Containing Financial Statements
I, Bernardo Hees, President and Chief Executive Officer, of H. J. Heinz Corporation II, a Delaware corporation (the “Company”), hereby certify that, to my knowledge:

1.
The Company’s annual report on Form 10-K for the period ended December 28, 2014 (as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 13, 2015

By:	/s/ Bernardo Hees
Name:	Bernardo Hees
Title:	Chief Executive Officer